Exhibit 99.1

Press Release

Verint Announces Upsize and Pricing of Offering of Convertible Senior Notes

MELVILLE, N.Y., April 6, 2021 – Verint® Systems Inc. (NASDAQ: VRNT) today announced that it has agreed to sell $275 million aggregate principal amount of its 0.25% convertible senior notes due 2026 (or up to $315 million in aggregate principal amount if the initial purchasers exercise their option to purchase additional notes in full) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The aggregate principal amount of the offering was increased from the previously announced offering size of $250 million (or $287.5 million if the initial purchasers exercise their option to purchase additional notes in full).

The notes will bear interest at a rate of 0.25% per year, payable semi-annually in arrears, and will mature on April 15, 2026, unless repurchased or converted in accordance with their terms prior to that date. Upon conversion of the notes, Verint will pay cash up to the aggregate principal amount of notes to be converted and pay and/or deliver, as the case may be, cash, shares of Verint’s common stock or a combination of cash and shares of Verint’s common stock, at Verint’s election, in respect of the remainder, if any. Upon conversion, Verint currently intends to deliver shares of Verint’s common stock in respect of the remainder. The initial conversion rate of the notes will be 16.1092 shares per $1,000 principal amount of notes, which is equal to a conversion price of approximately $62.08 per share, subject to adjustment in certain circumstances. The initial conversion price represents a premium of approximately 32.5% to the $46.85 per share closing price of Verint’s common stock on the Nasdaq Global Select Market on April 6, 2021.

Verint estimates the aggregate net proceeds from the offering to be approximately $267 million (assuming no exercise of the initial purchasers’ option), after deducting the initial purchaser discount and estimated offering expenses payable by Verint. Verint intends to use a portion of the net proceeds from the offering to pay the costs of the capped call transactions described below. Verint intends to use the remainder of the net proceeds from the notes offering, together with the net proceeds from the issuance of $200.0 million of its Series B convertible preferred stock to an affiliate of Apax Partners that closed today, to repay a portion of the outstanding indebtedness under its existing credit facility, to repay certain amounts owing under interest rate swap agreements and to repurchase approximately 1.06 million shares of its common stock, and the remainder is expected to be used for working capital and other general corporate purposes. The closing of the offering is expected to occur on April 9, 2021, subject to the satisfaction of customary closing conditions.

In connection with the pricing of the notes, Verint entered into capped call transactions with certain of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce potential dilution to Verint’s common stock upon any conversion of the notes at maturity and/or offset any cash payments Verint is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price. The cap price of the capped call transactions will initially be $100.00 per share, which represents a premium of approximately 113% over the last reported sale price of Verint’s common stock of $46.85 per share on April 6, 2021, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Verint expects to enter into additional capped call transactions with the option counterparties.

Verint has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Verint’s common stock and/or purchase shares of Verint’s common stock concurrently with, or shortly after, the pricing of the notes, and may unwind these various derivative transactions and purchase Verint’s common stock in open market transactions shortly following the pricing of the notes. These activities could increase (or reduce the size of any decrease in) the market price of Verint’s common stock or the notes at that time.

In addition, Verint has been advised that the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions referencing Verint’s common stock and/or purchasing or selling shares of Verint’s common stock or other securities of Verint in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any conversion of notes, any repurchase of notes by Verint on any fundamental change repurchase date, any redemption date, or any other date on which any notes are retired by Verint). These activities could cause or avoid an increase or decrease in the market price of Verint’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

There can be no assurance that the offering will be completed. The notes were and will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of common stock issuable upon conversion of the notes, if any, have been, nor will be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Verint

Verint® (Nasdaq: VRNT) helps the world’s most iconic brands – including over 85 of the Fortune 100 companies – build enduring customer relationships by connecting work, data and experiences across the enterprise. The Verint Customer Engagement portfolio draws on the latest advancements in AI and analytics, an open cloud architecture, and The Science of Customer Engagement™ to help customers close the Engagement Capacity GapTM.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements,” including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc., including statements regarding Verint’s current expectations and beliefs as to the pricing and closing of the offering and use of the proceeds thereof. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks, uncertainties and assumptions, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For a detailed discussion of these risk factors, see Verint’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and other filings Verint makes with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

Contact:

Investor Relations

Matthew Frankel

matthew.frankel@verint.com